EXHIBIT 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666, ext. 111143
MOLINA HEALTHCARE RAISES EPS GUIDANCE
FOR FISCAL YEAR 2007
LONG BEACH, California (September 11, 2007) — Molina Healthcare, Inc. (NYSE: MOH) today announced that it is revising its guidance for fiscal year 2007. The Company now expects earnings per diluted share for the year ending December 31, 2007, to be in the range of $1.85 to $1.95. The Company had previously issued an EPS guidance range for fiscal year 2007 of $1.75 to $1.90 per share.
For its 2007 fiscal year, the Company’s revised guidance is as follows:

Earnings per diluted share of approximately	$1.85 to $1.95
Net income of approximately	$52.9 to $55.8 million
Premium revenue of approximately	$2.4 billion
Medical care costs as a percentage of premium revenue of approximately	84.9%
Core G&A (administrative expenses excluding premium taxes) as a percentage of total revenue of approximately	7.9%
Administrative expenses (including premium taxes) as a percentage of total revenue of approximately	11.2%
The revised guidance assumes an effective tax rate of 38.2% and weighted average diluted shares outstanding of 28.6 million.
Molina Healthcare’s management will discuss the revised guidance during its Investor Day conference being held on Wednesday, September 12, 2007, from 8:30 a.m. to 12:30 p.m. Eastern Time. A live web simulcast of the conference can be accessed on Molina Healthcare’s website at www.molinahealthcare.com, or at www.earnings.com. An online replay of the webcast will be available beginning approximately one hour following its conclusion.
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MOH Raises EPS Guidance For Fiscal Year 2007

September 11, 2007
About Molina Healthcare
 Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other government-sponsored programs for low-income families and individuals. Molina Healthcare, Inc. currently operates health plans in California, Michigan, New Mexico, Ohio, Texas, Utah, and Washington. More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” identified by words such as “expects” “assumes,” “anticipates,” “estimates,” and similar words and expressions. In addition, any statements that explicitly or impliedly refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements. All of our forward-looking statements are based on current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially. Such factors include, without limitation, risks related to: the achievement of a decrease in the medical care ratio of our start-up health plans in Ohio and Texas; the achievement of projected savings from a decrease in the overall medical care ratio of all of our health plans; an increase in enrollment in our Ohio and California health plans and in our dual eligible population consistent with our expectations; our ability to reduce administrative costs in the event enrollment or revenue is lower than expected for the remainder of the year; increased administrative costs in support of the Company’s efforts to expand Medicare membership; risks related to our minimal experience with Ohio, Texas, and dual eligible members and attendant claims estimation difficulties; our ability to accurately estimate incurred but not reported medical costs across all health plans; the securing of premium rate increases, particularly in the states of California and Michigan; the effect of the DRG rate rebasing in Washington being greater than expected; the payment of savings sharing income by the state of Utah to our Utah health plan consistent with our expectations; the successful renewal and continuation of the government contracts of all of our health plans; the availability of adequate financing to fund and/or capitalize our acquisitions and start-up activities, and applicable interest rates that are consistent with our expectations; the successful and cost-effective integration of our acquisitions, including Mercy CarePlus; membership eligibility processes and methodologies; unexpected changes in member utilization patterns, healthcare practices, or healthcare technologies; high dollar claims related to catastrophic illness; changes in federal or state laws or regulations or in their interpretation; failure to maintain effective and efficient information systems and claims processing technology; funding decreases in the Medicaid, SCHIP, or Medicare programs or the failure to timely renew the SCHIP program; the favorable resolution of pending litigation or arbitration; competition; epidemics such as the avian flu; and other risks and uncertainties as detailed in our reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements in this release represent our judgment as of September 11, 2007. We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
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